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                                                                   EXHIBIT 10.60



                      [BANKERS INSURANCE GROUP LETTERHEAD]



                                                             REP:    House
                                                                  -----------


                       FLOOD ZONE DETERMINATION AGREEMENT

THIS AGREEMENT is entered into this 28th day of December 1995, (Effective
Date), between Bankers Hazard Determination Services, Inc. ("BHDS"), a Florida Corporation with principal offices at 10051 5th Street North, St. Petersburg, FL 33702, and SouthTrust Corporation located at (Primary Address) P O Box 2554 Birmingham AL 35290 ("Customer").

WHEREAS, Customer desires to use BHDS for either new loans or to insure that properties in their client's mortgage loan portfolios are in compliance as described in the "Flood Disaster Protection Act of 1973".

WHEREAS, BHDS desires to provide flood zone determinations and documentation of same to Customer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   TERM

     A. The term of this Agreement shall commence on a date which shall be the later of (i) the effective date entered above or (ii) the date signed by both parties, and shall continue thereafter until terminated by either party upon thirty (30) days written notice to the other party.

     B. Either party may terminate this agreement immediately upon written notice if the other party is adjudicated a bankrupt, files a voluntary petition in bankruptcy, is declared insolvent by a regulator, or makes an assignment for benefit of creditors and becomes unable to meet its obligations in the normal course of business as they fall due.

2.   COVENANTS AND WARRANTIES

     A. FOR ALL CUSTOMERS. BHDS shall provide certification of the determined zone, community name and number, panel-suffix, map date, and firm date, as required in order for Customer to be in compliance. In addition if specifically requested by Customer, BHDS will provide an original Flood Zone Certificate for the file to all Customers using the service for new loans; otherwise, a faxed copy will be sufficient.

     B. FOR AUTOMATED DELIVERY USERS ONLY. Given the nature of the electronic transfer of flood policy information from BHDS to Customer, Customer shall indemnify and hold BHDS, its officers, directors, employees, agents, and other affiliates harmless against any and all expenses or fees resulting from the subsequent manipulation of said electronic data following the transfer of the data from BHDS. Customer specifically recognizes, understands, and agrees that all electronic data transferred from BHDS shall have the presumption of validity and accuracy at the moment of receipt of such data. This clause is intended to protect BHDS, its associated personnel and its affiliates from any losses, claims, disputes or material problems regarding the electronic data due to the potential for manipulation of such data following the transfer from BHDS.


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    C.  Customer shall pay to BHDS compensation for selected services in the amounts set forth in Schedule "A" which is attached hereto and by reference made a part hereof.

    D. BHDS shall not, without the written consent of Customer, disclose to any third party any information it obtains or is provided by Customer. BHDS shall undertake all reasonable precautions at least equivalent to the same precautions it takes in preserving the confidentiality of BHDS' own confidential or proprietary information, to preserve the confidentiality of Customer's Information.

3.  TERMS AND CONDITIONS

    A. The zone determination is exclusively for the benefit of Customer, their clients and/or the borrower for whose benefit the search is performed and for no other party.

    B. The zone determination is based upon an examination of the current Flood Insurance Rate Maps as published by the Federal Emergency Management Agency as well as other sources of information as required and applies only to Subject Property identified by the Flood Insurance Rate Map Panels.

    C. BHDS shall indemnify and hold harmless the above named organization for liability on any uninsured flood loss, up to, and only up to, the maximum available insurance coverage under the NFIP program for the property, if the improved property was in a special flood area at the time of certification and BHDS incorrectly certified that said property was not in such area.

    Additionally, if any improved property was not in a special flood hazard area at the time of certification and BHDS incorrectly certifies that said property was in the special flood hazard area, BHDS shall reimburse the borrower for all flood insurance premiums paid that were not refunded by the named flood carrier's cancellation process. Errors and Omissions coverage will be maintained by BHDS.

    BHDS warrants and represents that there is no requirement under its error and omissions policy that suit be filed against BHDS in order to collect damages under the policy.

    D. The zone determination may contain information from public land records and U.S. Government agencies relating to floodplain location. However, this determination is based on the data which is currently available from government sources and does not necessarily include all possible flood hazards. BHDS shall not be liable for not reporting flood zone information that was not generally available, at the time of this determination nor shall BHDS be held liable for any damages that result from the use of inaccurate information supplied to BHDS from FEMA or any agency of the U.S. Government. This determination is based on information supplied by customers, their clients and/or the borrower and BHDS will not be responsible for inaccuracies in their submission.

    E. Customer shall pay BHDS, in accordance with statements of account rendered by BHDS, all amounts billed, whether or not collected, within 30 days after the end of the month in which said certification was requested.

    F. A zone determination is valid only if signed by an authorized representative of BHDS.

    G. BHDS Guidelines. When the subject property is in a dual zone, BHDS will certify a flood zone determination using the most hazardous zone unless additional information is provided. BHDS will also identify both zones in a dual zone situation.

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4.  NOT A PARTNERSHIP

     Nothing in this Agreement shall be construed to cause Customer to be in a partnership with BHDS.

5.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Florida. Venue for all legal actions commenced under this Agreement shall be in Pinellas County, Florida.

6.  INTEREST ON LATE PAYMENTS

     In the event that sums due and payable hereunder shall remain unpaid 15 days after the party entitled to payment has served written notice on the defaulting party that such sums are due but remain unpaid, then interest shall accrue thereon until paid at the highest rate permitted by law.

7.  ATTORNEY'S FEES

     If Customer or BHDS should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provision thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which legal expenses and attorney's fees were incurred.

8.  CREDIT REPORT

     This agreement gives BHDS the permission to request a credit report to extend or maintain credit terms.

IN WITNESS WHEREOF, WE HAVE SET OUR HANDS AND SEALS AS OF THE DAY AND YEAR FIRST ABOVE SET FORTH.


BANKERS HAZARD DETERMINATION             SOUTHTRUST CORPORATION
SERVICES, INC.


/s/ D. M. Howard                         /s/ Don L. Hurt
-------------------------------          -------------------------------------
David M. Howard, President               Signature/Title


1/3/96                                   Don L. Hurt             /12-28-95
-------------------------------          -------------------------------------
Date                                     Please Print Name         /Date


                                         SouthTrust Corporation 205-254-5769
                                         -------------------------------------
                                         Company/Customer Phone Number

                                                                205-254-5508
                                         -------------------------------------
                                         Company/Customer Fax Number
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                                   SCHEDULE A

NEW LOAN ZONE DETERMINATIONS

     ZONE GUARD (LIFE OF LOAN)                      $18.00 per certificate

     24 Hour Service                                No Charge
          (In by 3:00 p.m., out by 5:00 p.m.
           following business day)
      8 Hour Service                                $5.00 add'l
          (In by 9:00 a.m., out by 5:00 p.m.
           In after 9:00 a.m., out before Noon
           the following business day)
          (Times above are Eastern Standard Time.)
      5 Hour or Less                                $7.00 add'l
          (Five hour turnaround time.)



PORTFOLIO ANALYSIS

     BHDS will perform a flood scan on portfolio loans for SouthTrust at no charge. The properties located in areas with high probability of flood risk will be certified with life of loan coverage at the price of $7.50 per loan.


Billing amount to be due and payable within 30 days of Customer's receipt of invoice.

Bankers Hazard Determination Services,        South Trust Corporation
Inc.


/s/ D. M. Howard           1/3/96             /s/ Don L. Hurt    12-28-95
-------------------------------------         -------------------------------
David M. Howard            Date               Signature/Title       Date
                                              Credit Insurance Manager


Schedule A as addendum to BHDS Flood Zone Determination Agreement dated
12/28/95.